Exhibit 10.29

REVISED 02/03/2011

January 19, 2011

Mr. Charles “Drex” Crowell

3165 Rolling Road

Edgewater, MD 21037

Dear Drex:

On behalf of Citi Trends, Inc., I am pleased to offer you the position of Senior Vice President Supply Chain.  We trust that your knowledge, skills and experience will be among our most valuable assets.

Should you accept this job offer, the terms of your employment are as follows:

•                  Salary:  Annual starting salary of $245,000 paid in biweekly installments.  You will be eligible for a performance and compensation review in March of 2012.

•                  Relocation:  to assist in relocation expenses:

•                  You will be awarded a one-time relocation bonus of $150,000 (minus all applicable taxes and withholdings) payable within 30 days following the start of your employment.

•                  The company will pay for the cost of moving your household items to Savannah (this includes packing, transporting, and up to 90 days storage of household goods) and up to 12 months of temporary housing.  Additionally, 2 automobiles will be transported to Savannah.

•                  If you voluntarily terminate your employment within 36 months of your hire date, you will be obligated to refund to the company all relocation costs paid on your behalf and the relocation bonus.

•                  Annual Performance Bonus: Participation in the company’s Executive Management Bonus Plan with an opportunity to earn 50% of base salary if targeted EBITDA performance is achieved.  This bonus has the potential to exceed 50%, dependent on the level by which the company’s results exceed the goal. However, Citi Trends will guarantee a minimum bonus payout of $25,000 for FY2011.  Please note, you must be employed with Citi Trends on the last day of the fiscal year to receive a bonus payout.

•                  Restricted Stock:  Upon your start date with Citi Trends you will be awarded restricted stock valued at $122,500 fully vested in four years at the rate of 25% per year.

•                  Benefits:  Benefits for salaried-exempt employees are as follow:

•                  401(k) Profit Sharing Account (eligible on the 1st of the month following 6 months of employment)

•                  Equity Awards:  Consideration for Annual Restricted Stock Awards based on company performance and personal performance achievements.

•                  Medical, Dental, Vision (you are eligible for benefits on the 1st day of your employment with Citi Trends)

•                  Company paid Life/Accidental Death Insurance

•                  Company paid Long Term Disability Insurance

•                  Vacations 4 weeks per year

•                  Note:  The Company reserves the right to change or terminate benefit programs at its sole discretion.

•                  Start Date:  To Be Determined

We look forward to developing our relationship with you and hope you view this opportunity as a chance to have a long term positive impact on our business. Nonetheless, please understand that Citi Trends is an at-will employer. That means that either you or Citi Trends are free to end the employment relationship at any time, with or without notice or cause. And nothing in this letter or Citi Trends policies or procedures, either now or in the future, is intended to change the at-will nature of our relationship.

Additionally, this offer of employment is contingent upon:

•                  Successfully passing a drug test and criminal background check

•                  Signing an Employment Non-Compete, Non-Solicitation and Confidentiality Agreement.

To accept this offer, provide your signature at the bottom of this page and fax the signed document to 866-231-8835 (Attn: Ivy Council) no later than Monday, February 7, 2011.  Feel free to contact me if you have questions or concerns.  I can be reached in my office at 912-443-3924.

We at Citi Trends hope that you’ll accept this job offer and look forward to welcoming you aboard.

Sincerely,

R. David Alexander

President & Chief Executive Officer

Citi Trends, Inc.

Accept Job Offer
By signing and dating this letter below, I, Charles Crowell, accept this job offer of Senior Vice President, Supply Chain for Citi Trends, Inc.

Signature:	Date: